UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 26, 2012

ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Oficers.

Effective January 26, 2012, the Board of Directors of Orbital Sciences Corporation (the “Company”) appointed Kevin P. Chilton, General (United States Air Force, retired), to serve as a director of the Company, filling a newly-created vacancy in the class of directors whose term expires at the Company’s 2013 annual meeting of stockholders.  The appointment of General Chilton increases the size of the Board from thirteen to fourteen. The Board also appointed General Chilton to serve on its Markets and Technology Committee and Human Resources and Compensation Committee.  There are no arrangements or understandings between General Chilton and any other persons pursuant to which General Chilton was selected as a director of the Company.

In consideration of General Chilton’s service on the Board and consistent with the Board’s compensation policies for non-employee directors, the Board approved a grant to General Chilton of restricted stock units valued at $45,000 that will vest on the first anniversary of the grant date.  The grant was made pursuant to the Company’s 1997 Stock Option and Incentive Plan.  General Chilton also will receive customary annual cash fees paid to non-employee directors of the Company.

A copy of the press release announcing the appointment of General Chilton as director is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated January 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: February 1, 2012	By: /s/ Susan Herlick Susan Herlick Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 30, 2012.